EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106, and No. 333-73092) on Form S-8 of info USA Inc. of our report dated June 21, 2004, relating to the financial statements and supplemental schedule of info USA Inc. 401(k) Plan, which report appears in the December 31, 2003 annual report on Form 11-K of info USA Inc.

/s/ KPMG LLP
KPMG LLP